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                            NAUTICA ENTERPRISES, INC.

                           DEFERRED COMPENSATION PLAN



















                          Effective as of March 1, 1997
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                                Table of Contents

                                                                           Page
                                                                           ----

ARTICLE I--PURPOSE AND EFFECTIVE DATE.........................................1

ARTICLE II--DEFINITIONS.......................................................1
         2.1      Account.....................................................1
         2.2      Administrative Committee....................................1
         2.3      Beneficiary.................................................1
         2.4      Board.......................................................1
         2.5      Code........................................................2
         2.6      Company.....................................................2
         2.7      Compensation................................................2
         2.8      Deferral Commitment.........................................2
         2.9      Deferral Period.............................................2
         2.10     Determination Date..........................................2
         2.11     Earnings Index..............................................2
         2.12     Elective Deferred Compensation..............................2
         2.13     Employer....................................................3
         2.14     Financial Hardship..........................................3
         2.15     Participant.................................................3
         2.16     Participation Agreement.....................................3
         2.17     Plan........................................................3
         2.18     Rate of Return..............................................3
         2.19     Retirement..................................................4

ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS...........................4
         3.1      Eligibility and Participation...............................4
         3.2      Deferrals...................................................4
         3.3      Commitment Limited by Termination...........................4
         3.4      Modification of Deferral Commitment.........................5

ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS....................................5
         4.1      Accounts....................................................5
         4.2      Elective Deferred Compensation..............................5
         4.3      Allocation of Elective Deferred Compensation................5
         4.4      Employer Discretionary Contributions........................6
         4.5      Determination of Accounts...................................6
         4.6      Vesting of Accounts.........................................6
         4.7      Statement of Accounts.......................................6


                                        i

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ARTICLE V---PLAN BENEFITS.....................................................7
         5.1      Distributions Prior to Termination of Employment............7
         5.2      Distributions Following Termination of Employment...........7
         5.3      Benefit Commencement........................................9
         5.4      Accelerated Distribution....................................9
         5.5      Withholding for Taxes.......................................9
         5.6      Payment to Guardian or Others...............................9

ARTICLE VI--BENEFICIARY DESIGNATION...........................................9
         6.1      Beneficiary Designation.....................................9
         6.2      Changing Beneficiary.......................................10
         6.3      Absence of Beneficiary Designation.........................10
         6.4      Effect of Payment..........................................10

ARTICLE VII--ADMINISTRATION..................................................10
         7.1      Committee; Duties..........................................10
         7.2      Agents.....................................................11
         7.3      Binding Effect of Decisions................................11
         7.4      Indemnity of Committee.....................................11

ARTICLE VIII--CLAIMS PROCEDURE...............................................11
         8.1      Claim......................................................11
         8.2      Denial of Claim............................................11
         8.3      Review of Claim............................................12
         8.4      Final Decision.............................................12

ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN................................12
         9.1      Amendment..................................................12
         9.2      Employer's Right to Terminate..............................12

ARTICLE X--MISCELLANEOUS.....................................................13
         10.1     Unfunded Plan..............................................13
         10.2     Unsecured General Creditor.................................13
         10.3     Trust Fund.................................................13
         10.4     Nonassignability...........................................14
         10.5     Not a Contract of Employment...............................14
         10.6     Protective Provisions......................................14
         10.7     Gender, Singular or Plural.................................14
         10.8     Governing Law..............................................14
         10.9     Validity...................................................14
         10.10    Notice.....................................................15
         10.11    Successors.................................................15



                                       ii
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                            NAUTICA ENTERPRISES, INC.


                           DEFERRED COMPENSATION PLAN



                      ARTICLE I--PURPOSE AND EFFECTIVE DATE

         The purpose of this Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds upon the retirement or death of certain employees of the Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan shall be effective as of March 1, 1997.


                             ARTICLE II--DEFINITIONS

         For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1      ACCOUNT

         "Account" means the device used by the Employer to measure and determine the amounts to be paid to a Participant under the Plan. Separate subaccounts may be maintained to properly reflect each Participant's balance and earnings thereon. A Participant's Account shall not constitute or be treated as a trust fund of any kind.

2.2      ADMINISTRATIVE COMMITTEE

         "Administrative Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII.

2.3      BENEFICIARY

         "Beneficiary" means the person, persons or entity entitled under
Article VI to receive any Plan benefits payable after a Participant's death.

2.4      BOARD

         "Board" means the Board of Directors of the Company or a Committee thereof appointed by the Board.
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2.5      CODE

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.6      COMPANY

         "Company" means Nautica Enterprises, Inc., a Delaware corporation, or any successor to the business thereof.

2.7      COMPENSATION

         "Compensation" means the salary and bonuses payable by the Employer to a Participant during the Deferral Period and considered to be "wages" for purposes of federal income tax withholding, before reduction for amounts deferred under this Plan, salary reduction contributions to a retirement plan pursuant to Code Section 401(k), or any other arrangements pursuant to which a Participant defers current Compensation. Compensation shall not include expense reimbursements, any form of noncash Compensation or benefits, group life insurance premiums, or any other payments or benefits other than normal Compensation provided by an Employer.

2.8      DEFERRAL COMMITMENT

         "Deferral Commitment" means an election to defer Compensation made by a Participant pursuant to Article III for which a separate Participation Agreement has been submitted by the Participant.

2.9      DEFERRAL PERIOD

         "Deferral Period" means a calendar year.

2.10     DETERMINATION DATE

         "Determination Date" means the last day of each calendar month.

2.11     EARNINGS INDEX

         "Earnings Index" means a portfolio or fund selected by the Administrative Committee to be used as an index in calculating Rate of Return.

2.12     ELECTIVE DEFERRED COMPENSATION

         "Elective Deferred Compensation" means the amount of Compensation (salary and bonus) that a Participant elects to defer pursuant to a Deferral Commitment.

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2.13     EMPLOYER

         "Employer" means the Company or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Administrative Committee, which agree to participate herein.

2.14     FINANCIAL HARDSHIP

         "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

                  (a) Through reimbursement or compensation by insurance or otherwise,

                  (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                  (c) By cessation of deferrals under the Plan.

2.15     PARTICIPANT

         "Participant" means any eligible individual who has elected to defer Compensation under this Plan.

2.16     PARTICIPATION AGREEMENT

         "Participation Agreement" means the agreement submitted by a Participant to the Administrative Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment for such Deferral Period.

2.17     PLAN

         "Plan" means this Deferred Compensation Plan, as amended from time to time.

2.18     RATE OF RETURN

         "Rate of Return" means the amount credited monthly to a Participant's Account under Article IV. Such rate shall be determined by the Administrative Committee based upon the net performance of the Earnings Indices selected by the Participant.

2.19     RETIREMENT

         "Retirement" means a Participant's voluntary termination of employment with an Employer on or after the Participant's attainment of age fifty-five
(55).

               ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS

3.1      ELIGIBILITY AND PARTICIPATION

                  (a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to those key employees of Employer who are designated, from time to time, by the Board.

                  (b) PARTICIPATION. An eligible employee may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Administrative Committee in the form required by such Committee by December 31 of the calendar year immediately preceding the Deferral Period.

                  (c) PART-YEAR PARTICIPATION. If the Board first designates an employee as eligible to participate during a Deferral Period, the Participant must submit a valid Participation Agreement to the Administrative Committee no later than thirty (30) days following notification to him of his right to participate. Such Participation Agreement shall be effective only with regard to Compensation earned or payable following the date of the Administrative Committee's receipt of it.

3.2      DEFERRALS

                  (a) AMOUNT OF DEFERRAL. A Participant may elect to make a Deferral Commitment of up to 50% of his salary for any Deferral Period (expressed in the Participation Agreement as a flat percentage or dollar amount) and up to 100% of any bonus payable to the Participant during the Deferral Period (expressed in the Participation Agreement as a flat percentage or dollar amount). Notwithstanding the foregoing, the minimum salary deferral amount shall be two thousand dollars ($2,000) per year.

                  (b) CHANGES IN MINIMUM OR MAXIMUM. The Administrative Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Administrative Committee's action.

3.3      COMMITMENT LIMITED BY TERMINATION

         If a Participant's employment with an Employer terminates prior to the end of a Deferral Period, the Deferral Period and the Deferral Commitment shall end as of the date of termination.

3.4      MODIFICATION OF DEFERRAL COMMITMENT

         A Deferral Commitment shall be irrevocable, except that the Administrative Committee may permit a Participant to reduce the amount to be deferred, or waive the remainder of a Deferral Commitment upon a finding by the Committee that the Participant has suffered a Financial Hardship. In making such determination, the Committee may request any information it deems relevant from the Participant.


                   ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS

4.1      ACCOUNTS

         For record keeping purposes only, an Account shall be maintained for each Participant. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Participant's election of Earnings Indices and total vested and nonvested Account balances. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2      ELECTIVE DEFERRED COMPENSATION

         A Participant's Elective Deferred Compensation shall be credited to the Participant's Account at the same time the corresponding nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to Compensation deferred hereunder which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess reducing the amount to be credited to the Participant's Account.

4.3      ALLOCATION OF ELECTIVE DEFERRED COMPENSATION

                  (a) At the time a Participant completes a Deferral Commitment for a Deferral Period, the Participant shall also select the Index or Indices in which the Participant wishes to have his Elective Deferred Compensation for such Deferral Period deemed invested. The Participant may select any combination of Investment Indices as long as at least five percent (5%), in whole percentages, is credited to each Investment Index selected.

                  (b) A Participant may change the percentage allocated to any Investment Index as of the first day of each calendar quarter, provided that he has submitted notice of the change at least twenty (20) days prior to the first day of such quarter. The change may apply to prospective deferrals only or may include current Account balances.

4.4      EMPLOYER DISCRETIONARY CONTRIBUTIONS

         While the Employer has no present intention to make any contributions to a Participant's Account, it reserves the right to do so at any time and from time to time in such amounts as the Employer may determine in its sole discretion. Any such contributions shall be credited to the applicable Participant's Account at such time and in such amounts as the Administrative Committee in its sole discretion shall determine.

4.5      DETERMINATION OF ACCOUNTS

         Each Participant's Account as of each Determination Date shall consist of the balance of his Account as of the immediately preceding Determination Date, together with any Elective Deferred Compensation and any discretionary contributions made since such Determination Date, and any amounts deemed earned by such Account since such date, less the amount of any distributions made since such Determination Date.

4.6      VESTING OF ACCOUNTS

         Each Participant shall be vested in the amounts credited to his Account and earnings thereon as follows:

                  (a) AMOUNTS DEFERRED. A Participant shall be one hundred percent (100%) vested at all times in his Elective Deferred Compensation and any earnings thereon.

                  (b) DISCRETIONARY CONTRIBUTIONS. Any discretionary contributions made by the Company and any earnings thereon shall vest at a rate determined by the Administrative Committee which need not be uniform but which shall be communicated to any Participant for whom a discretionary contribution is made.

4.7      STATEMENT OF ACCOUNTS

         The Administrative Committee shall provide each Participant with a written statement setting forth the balances in the Participant's Account and the activity in such Account since the date of the last such statement on an annual basis and at such other times, if any, as may be determined by the Committee in its sole discretion.

                            ARTICLE V---PLAN BENEFITS

5.1      DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT

         A Participant's Account may be distributed to him prior to his termination of employment as follows:

                  (a) EARLY WITHDRAWALS. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred (and earnings thereon) pursuant to that Participation Agreement in a single lump sum as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences. A Participant may elect to change the payment amount and/or the payment date in the Participation Agreement provided, however, that (i) if the Participant's most recent election was not filed at least two (2) full calendar years prior to the payment date, payment shall be made in the amount and on the date of the prior election and (ii) the new payment date shall not be sooner than five
         (5) years after the date the Deferral Period commences. For example, in his 1997 election, a Participant elects to receive his entire account balance on July 1, 2005. Before December 31, 2000, this Participant then elects to change his election to receive one-half (1/2) of his account balance on January 1, 2002 and the other half on July 1, 2005. Payment will be made pursuant to the new election.

                  (b) HARDSHIP WITHDRAWALS. Upon a finding that a Participant has suffered a Financial Hardship, the Administrative Committee may, in its sole discretion, make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount the Administrative Committee determines to be reasonably necessary to meet the Participant's needs resulting from the Financial Hardship. If any payment is made due to Financial Hardship, any existing Deferral Commitment shall be null and void and the Participant shall not be permitted to make any Deferral Commitment for twelve (12) months. Any Hardship Withdrawal distribution shall be payable in a single lump sum within thirty (30) days after the Administrative Committee approves such payment.

5.2      DISTRIBUTIONS FOLLOWING TERMINATION OF EMPLOYMENT

         (a)      RETIREMENT BENEFIT.

                  (i) BENEFIT AMOUNT. If a Participant terminates employment with the Employer due to Retirement, the Participant shall be entitled to the then vested balance in his Account.

                  (ii) FORM OF BENEFIT. Subject to Section 5.2(a)(iii), benefits under this Section 5.2(a) shall be paid in the form selected by the Participant from any made available by the Administrative Committee. Such forms shall include a single lump-sum payment or equal monthly installments of the Account amortized over a period of up to one hundred and eighty (180) months. If installment payments are elected, to determine the amount of each monthly payment, the Account shall be assumed to earn interest at a rate of seven percent (7%) per year for the installment period unless the Participant selects, and the Administrative Committee approves, an alternative Rate of Return. The amount of payment shall be adjusted as of each January 1st, to reflect the actual Rate of Return during the preceding year so that the installment payments may vary on a year-to-year basis but will be exhausted at the end of the installment term.

                  (iii) SMALL ACCOUNTS. Notwithstanding Section 5.2(a)(ii), if a Participant's Account is less than ten thousand dollars ($10,000) on the date of a Participant's Retirement, the amount in his Account shall be paid in a single lump sum as soon as practicable after his Retirement date, valued as of the immediately preceding Determination Date.

                  (iv) CHANGE IN FORM OF PAYMENT. Notwithstanding the above, a Participant may elect to file a change of payment designation with the Administrative Committee, which designation shall supersede any prior designation in the Participation Agreement for any one (1) or more Deferral Periods, provided however, that, if the Participant's most recent change of payment designation was not filed at least two (2) full calendar years prior to the year in which he retires, the prior election shall be used to determine the form of payment (e.g., if a Participant were to retire in 1999, the last day on which he could have filed an effective change of payment designation would have been December 31, 1997).

         (b)      DEATH BENEFIT.

                  (i) PRERETIREMENT. If a Participant should die while still employed by the Employer, the Employer shall pay to the Participant's Beneficiary a lump-sum benefit equal to the vested balance in the Participant's Account as of the Determination Date immediately preceding his death.

                  (ii) POSTRETIREMENT. If a Participant should die following his Retirement, the Employer shall continue to make any remaining benefit payments to the Participant's Beneficiary in the form previously elected by the Participant pursuant to Section 5.2(a)(ii) hereof.

         (c)      TERMINATION BENEFIT.

                  If a Participant should terminate employment with the Employer for any reason other than Retirement or death, the Employer shall make a single lump-sum payment to the Participant in an amount equal to the vested balance in the Participant's Account as of the Determination Date preceding his termination.

5.3      BENEFIT COMMENCEMENT

         Benefits to be paid hereunder shall commence as soon as practical after a Participant's termination but in no case more than sixty (60) days thereafter.

5.4      ACCELERATED DISTRIBUTION

         Notwithstanding any other provision of the Plan, a Participant shall be entitled at any time to receive, upon written request to the Administrative Committee, a lump-sum payment equal to ninety percent (90%) of the vested balance in his Account as of the Determination Date immediately preceding the date on which the Administrative Committee receives the written request, payable in a lump sum within thirty (30) days following the receipt of such Admin-istrative Committee's notice. The remaining balance in his Account shall be forfeited by the Participant and the Participant shall not be eligible to participate in the Plan for a period of one (1) year from the date of distribution.

5.5      WITHHOLDING FOR TAXES

         To the extent required by the law in effect at the time any payments are made, the Employer shall withhold from payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines are reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.

5.6      PAYMENT TO GUARDIAN OR OTHERS

         The Administrative Committee may direct any payment otherwise due to a Participant or Beneficiary to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary. In the absence of such a legal representative, the Administrative Committee may, in it sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Administrative Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Administrative Committee from all liability with respect to such benefit.


                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1      BENEFICIARY DESIGNATION

         Each Participant shall have the right, at any time, to designate a Beneficiary (both primary as well as contingent) to whom benefits under this Plan shall be paid if a Participant dies prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Administrative Committee, and will be effective only when filed with the Administrative Committee during the Participant's lifetime.

6.2      CHANGING BENEFICIARY

         Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee. The filing of a new Beneficiary designation shall cancel all Beneficiary designations previously filed. If a Participant's Compensation constitutes community property under the laws of any state, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

6.3      ABSENCE OF BENEFICIARY DESIGNATION

         In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries should predecease the Participant or die prior to the complete distribution of the Participant's benefits, the Participant shall be deemed to have designated the person or persons in the first of the following classes in which there is a survivor, share and share alike:

                  (a) The Participant's surviving spouse;

                  (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

                  (c) The Participant's estate.

6.4      EFFECT OF PAYMENT

         Payment to a Beneficiary shall completely discharge the Employer's obligations under this Plan.


                           ARTICLE VII--ADMINISTRATION

7.1      COMMITTEE; DUTIES

         This Plan shall be administered by the Administrative Committee. The Administrative Committee shall have the discretion and authority to interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretation of the provisions of the Plan, as may arise in such administration. A majority vote of the Administrative Committee members shall control any decision. Members of the Administrative Committee may be Participants under this Plan.

7.2      AGENTS

         The Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3      BINDING EFFECT OF DECISIONS

         The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4      INDEMNITY OF COMMITTEE

         The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Administrative Committee, except in the case of gross negligence or willful misconduct.


                         ARTICLE VIII--CLAIMS PROCEDURE

8.1      CLAIM

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee which shall respond in writing within thirty (30) days, unless the Committee should need an additional thirty (30) days, in which event it shall notify such person of such extension within the initial 30-day period.

8.2      DENIAL OF CLAIM

         If the claim or request is denied, the written notice of denial shall state:

                  (a) The reason for the denial, with specific reference to the Plan provisions on which the denial is based.

                  (b) A description of any additional material or information required and an explanation of why it is necessary.

                  (c) An explanation of the Plan's claim review procedure.

8.3      REVIEW OF CLAIM

         Any person whose claim or request is denied or who has not received a response within the initial review period may request review by notice given in writing to the Administrative Committee. The claim or request shall be reviewed by the Administrative Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4      FINAL DECISION

         The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


                  ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1      AMENDMENT

         The Board may amend the Plan at any time by written instrument, notice of which shall be given to all Participants and to any Beneficiaries to whom a benefit is due, subject to the following:

                  (a) PRESERVATION OF ACCOUNT BALANCE. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

                  (b) CHANGES IN EARNINGS RATE. No amendment shall reduce the Rate of Return to be credited after the date of the amendment to the amount already accrued in any Account and any Deferred Compensation credited to the Account under Deferral Commitments already in effect on that date.

9.2      EMPLOYER'S RIGHT TO TERMINATE

         The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Employer.

                  (a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Administrative Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate in accordance with its terms as of the date of such partial termination, and be effective with regard to Deferral Commitments entered into prior to such date.

                 (b) COMPLETE TERMINATION. The Board may completely terminate the Plan through a resolution instructing the Administrative Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and the Employer shall pay out each Account. Payment shall be made in substantially equal annual installments over the following period, based on the Account balance as of the Determination Date preceding the effective date of the Board's action:


    ACCOUNT BALANCE                              PAYOUT PERIOD
-----------------------------------------------------------------
Less than $100,000                                  Lump Sum
$100,000 but less than $500,000                      3 Years
More than $500,000                                   5 Years
=================================================================

         PAYMENTS SHALL COMMENCE WITHIN SIXTY (60) DAYS AFTER THE BOARD TERMINATES THE PLAN AND EARNINGS SHALL CONTINUE TO BE CREDITED ON THE UNPAID ACCOUNT BALANCE.


                            ARTICLE X--MISCELLANEOUS

10.1     UNFUNDED PLAN

         This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2     UNSECURED GENERAL CREDITOR

         Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Employer or any other party for payment of benefits under this Plan. Any life insurance policies, annuity contracts or other property purchased by the Employer in connection with this Plan shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3     TRUST FUND

         At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Employer may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.


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
10.4     NONASSIGNABILITY

         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5     NOT A CONTRACT OF EMPLOYMENT

         This Plan shall not constitute a contract of employment between the Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge a Participant at any time.

10.6     PROTECTIVE PROVISIONS

         A Participant will cooperate with the Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

10.7     GENDER, SINGULAR OR PLURAL

         All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

10.8     GOVERNING LAW

         The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York, except as preempted by federal law.

10.9     VALIDITY

         In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.


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
10.10    NOTICE

         Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Administrative Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

10.11    SUCCESSORS

         The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.


                                                NAUTICA ENTERPRISES, INC.


                                                By:/s/
                                                   _____________________________
                                                      Its

                                                Dated:__________________________


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